EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated September 26, 2011 related to the consolidated financial statements of eGain Communications Corporation which appears in the Annual Report on Form 10-K of eGain Communications Corporation for the year ended June 30, 2011. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ BURR PILGER MAYER, INC.

San Jose, California
November 23, 2011